EXHIBIT 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Ur-Energy Inc.
Reporting Entity Name

Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	2024-04--25

Reporting Entity ESTMA Identification Number	E078709		◉ Original Submission
❍ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Roger L. Smith
Position Title	Chieif Financial and Administrative Officer				Date	4/25/2024

1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name			Ur-Energy Inc.			Currency of the Report	USD
Reporting Entity ESTMA Identification Number			E078709
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	United States Nuclear Regulatory Commission			14,800					14,800	Permit
United States of America	Government of the United States of America	Bureau of Land Management			382,782					382,782	Claim fees
United States of America	State of Wyoming	Department of Environmental Quality			208,358					208,358	Project related fees
United States of America	State of Wyoming	Secretary of State			364					364	Filing fee
United States of America	State of Wyoming	Office of State Lands and Investment			11,912					11,912	Leases
United States of America	State of Wyoming	Deparment of Revenue	49,565							49,565	Severance, ad valorem and use tax;
United States of America	Sweetwater County, Wyoming	Treasurer	119,917		210					120,127	Property taxes and filing fees
United States of America	Carbon County, Wyoming	Recorder	4,009		265					4,274	Property taxes and filing fees
United States of America	Fremont County, Wyoming	Recorder	764		47					811	Property taxes and filing fees
Additional Notes:

2

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name			Ur-Energy Inc.			Currency of the Report	USD
Reporting Entity ESTMA Identification Number			E078709
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Lost Creek	170,268		437,833					608,101	Claim maintenance fees, severance taxes, property taxes, leases, filing fees, and permit review
United States of America	Shirley Basin	3,986		56,970					60,956	Claim maintenance fees, property taxes, filing fees, and permit review
United States of America	Other Wyoming exploration projects			108,590					108,590	Claim maintenance fees, property taxes, leases, and filing fees
United States of America	Other Nevada exploration project			15,345					15,345	Claim maintenance fees
Additional Notes[3]:

3